POWER OF ATTORNEY


          KNOW ALL BY THESE PRESENTS, that the undersigned, T.O. RICHARDSON TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), T.O. Richardson Trust -- T.O. Richardson Sector Rotation Fund -- the initial series portfolio of the Trust (the "Fund"), and certain Trustees and officers of the Trust and the Fund, do hereby constitute and appoint SAMUEL BAILEY, JR., KATHLEEN M. RUSSO, ELAINE
     E. RICHARDS AND DAVID M. LEAHY, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable:

          (i) to enable the Trust and the Fund to comply with the Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933 of shares of beneficial interest of the Fund to be offered by the Trust and the Fund; and

          (ii) in connection with the registration of the Trust and the Fund under the Investment Company Act of 1940, as amended,

including specifically, but without limitation of the foregoing, power of authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such Trustees and officers in his behalf as such Trustee or officer as indicated below opposite his signature hereto, to any amendment or supplement (including post- effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Securities Act of 1933 and such Investment Company Act of 1940, and to execute any instruments or documents filed or to be filed as a part of or in connection with such registration statement or statements; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.



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          IN WITNESS WHEREOF,  the Trust and the Fund have caused these presents to be signed by the Chairman of the Trust, and the same attested by its Secretary, each thereunto duly authorized by its Trustees, and each of the undersigned has set his hand hereto as of the day set opposite his name.


                               T.O. RICHARDSON TRUST
                               on behalf of
                               T.O. Richardson Sector Rotation Fund


                               By       /s/ Samuel Bailey, Jr.
                                        ---------------------------------------
                                        Samuel Bailey, Jr.
                                        Chairman of the Board and President

DATE:  October 19, 1998

/s/ Kathleen M. Russo
------------------------------------
Kathleen M. Russo
Secretary

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                     Name        Office Held Under the Trust and the Fund

/s/ Samuel Bailey, Jr.           Chairman of the Board and      October 19, 1998
-------------------------------  President
Samuel Bailey, Jr.

/s/ John R. Birk                 Trustee                        October 19, 1998
-------------------------------
John R. Birk

/s/ Lloyd P. Griffiths           Trustee                        October 19, 1998
-------------------------------
Lloyd P. Griffiths

/s/ David B. H. Martin           Trustee                        October 19, 1998
-------------------------------
David B. H. Martin

/s/ Robert T. Samuels            Trustee                        October 19, 1998
-------------------------------
Robert T. Samuels














































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